Exhibit 10.61

DB Structured Products, Inc.

Aspen Funding Corp.

Newport Funding Corp.

60 Wall Street

New York, New York 10005

Novastar Financial, Inc.

NovaStar Mortgage, Inc.

Acceleron Lending, Inc.

NovaStar Certificates Financing Corporation

NovaStar Certificates Financing LLC

HomeView Lending, Inc.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

Attention: Todd Phillips

January 5, 2007

Re:	Amended and Restated Master Netting Agreement

Ladies and Gentlemen:

From time to time you and your direct and indirect subsidiaries (collectively, the “NovaStar Entities”), have engaged and may continue to engage in transactions with DB Structured Products, Inc. (“DBSP”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport”) and/or their affiliates and subsidiaries (collectively, and each acting either for itself or for the account of others, “Buyers”) involving the purchase, repurchase, sale, swap, lease, loan or borrowing of cash or cash equivalents, securities, commodities, instruments, loans, receivables or contract rights or interests, options or rights in or in respect of any thereof, including any collateral delivered with respect thereto (such cash, cash equivalents, securities, commodities, instruments, loans, receivables, contract rights, currencies, interests, options and rights and collateral of every kind and nature whatsoever being hereinafter referred to collectively as “Securities”), which transactions may include, without limitation, purchases or sales of Securities on a long, short or forward basis, loan transactions, repurchase and reverse repurchase transactions, arbitrage transactions, swaps, collars, caps, floors and purchases or sales of options to purchase or sell Securities (all transactions involving Securities to which any NovaStar Entity and any Buyer are both parties, whether heretofore or hereafter entered into, being hereinafter referred to collectively as “Transactions”). Transactions shall include, but not be limited to, the agreements set forth on Exhibit A. This letter agreement, when executed by you in the space provided below and a copy hereof is returned to Buyers, shall constitute our mutual agreement in respect of all Transactions, supplementing all other agreements, documents, forms, confirmations and other writings (collectively, “Transaction Documents”) entered into or delivered pursuant to or in connection with any Transactions. This letter amends, restates and replaces that certain Master Netting Agreement dated September 10, 2003 as amended and/or supplemented. To the extent, if any, that the provisions of this letter agreement are inconsistent with the provisions of any Transaction Documents, the provisions of this letter agreement shall govern.

1. Collateral. In order to secure the prompt and full payment and performance by the NovaStar Entities of all their present and future obligations to Buyers in respect of Transactions and this letter agreement (collectively, the “Obligations”), the NovaStar Entities hereby grant Buyers a security interest in all Securities owned by the NovaStar Entities (or in which any such NovaStar Entity has an interest) heretofore or hereafter delivered to, held by or for the benefit of, or in the possession of Buyers (collectively with all income therefrom, all distributions thereon and all proceeds thereof, the “Collateral”); provided, however, that the foregoing shall not include any assets held in a custodial capacity by any Buyer for the benefit for any third party (other than an Affiliate of a Buyer). Subject to the terms of the Transaction Documents, the NovaStar Entities hereby covenant and agree that at all times the security interest in the Securities shall be a first priority security interest. Except to the extent otherwise expressly provided in a Transaction Document, Collateral held by or for the benefit of, or pledged to Buyers or one of their affiliates shall be deemed held by or for the benefit of, or pledged to, such entity (i) both for its own account or the account of others, as applicable, and (ii) as agent for such entity’s affiliates pursuant hereto. Each item of Collateral shall secure all of the Obligations regardless of whether it is pledged pursuant to Transaction Documents or otherwise to secure one or more specific Obligations. If an Event of Default (as such term is defined below) shall have occurred and be continuing, Buyers shall be free to apply any Collateral to any Obligations in any order, in each case as Buyers shall determine in their sole discretion. Such security interest shall survive the termination or completion of any Transaction or the termination of any Transaction Document and shall continue in respect of the Collateral until all such Collateral is returned to the related NovaStar Entity. To the extent, if any, that any NovaStar Entity is granted the right in any Transaction Documents to substitute certain Securities for certain Collateral, such substituted Securities shall be Collateral for all purposes. To the extent, if any, that a related NovaStar Entity is granted the right in any Transaction Documents to a release of any Collateral, such Collateral shall be released until and unless an Event of Default occurs or is continuing.

2. Remedies. (a) In addition to all rights and remedies which Buyers may have under the Transaction Documents, custom, usage and trade practice and applicable law, and in equity, if an Event of Default shall have occurred and be continuing Buyers shall be entitled to:

(i) Cancel and treat as defaulted under, and breached and repudiated by you or the related NovaStar Entity, any or all Transactions and Transaction Documents, in which event all amounts expended or losses incurred by Buyers pursuant to or in connection with such cancellation and treatment shall constitute Obligations immediately payable by you or any other NovaStar Entity;

(ii) In respect of Obligations to sell and/or deliver Securities (other than cash) to Buyers, purchase a like amount of such Securities in a recognized market therefor or at such price(s) as Buyers shall reasonably deem satisfactory, in which event any excess of the amounts paid for such Securities over the amounts which you had agreed to accept therefor shall constitute Obligations immediately payable by you or any other NovaStar Entity;

(iii) In respect of Obligations to purchase and/or accept delivery of Securities from Buyers, sell a like amount of such Securities in a recognized market therefor or at such price(s) as Buyers shall reasonably deem satisfactory, in which event any deficiency between the amounts paid for such Securities and the amounts which you or any other NovaStar Entity had agreed to pay therefor shall constitute an Obligation immediately payable by you or any other NovaStar Entity;

(iv) Be paid or reimbursed by you or any other NovaStar Entity for all brokerage expenses, accrued interest, transfer charges and taxes, reasonable attorneys’ fees and all other losses and reasonable costs or expenses incurred or expended by Buyers pursuant to or in connection with the exercise or attempted exercise of any right or remedy which Buyers may have as the result of the occurrence of an Event of Default, all of which losses, costs and expenses shall constitute Obligations immediately payable by you or any other NovaStar Entity;

(v) Set off any obligation of Buyers to you or any other NovaStar Entity against any Obligation; and/or

(vi) Apply any Collateral to any Obligations (in the case of Collateral not in the form of cash or such other marketable or negotiable form as Buyers shall deem acceptable for application at its last previously reported price in the principal market therefor, by selling such Collateral in the manner described in clause (iii) above or as otherwise permitted by law or as may be in accordance with custom, usage or trade practice).

(b) Notwithstanding any other provision of this letter agreement, (i) as used herein, the term “Obligations” shall not include obligations of NovaStar Certificates Financing Corporation (“NCFC”), NovaStar Certificates Financing LLC (“NCFL”) and NovaStar Mortgage, Inc. (“NMI”) to the extent that such Obligations are in excess of the Maximum Recourse Amount (“Non-Recourse Obligations”) (as such term is defined in the Master Repurchase Agreement dated August 2, 2006 among NCFC, NCFL, NMI, DBSP, Aspen, Newport and NovaStar Financial, Inc.) and (ii) the termination of a Transaction shall not constitute an Event of Default under this letter agreement unless such termination arises out of a breach or default under such Transaction. Without limiting the foregoing, no Buyer shall have the right to assert any deficiency under this letter agreement with respect to any Non-Recourse Obligation, Collateral pledged to or held for the benefit of any Buyer under a Transaction shall not be deemed to secure Non-Recourse Obligations under any other Transaction, and the right of any Buyer to set-off, net, or apply against any Non-Recourse Obligation any Collateral pledged to any Buyer or obligations of any Buyer to any NovaStar Entity shall be limited to the Collateral and obligations of Buyer specified in the particular Transaction under which such Non-Recourse Obligations arose.

(c) None of Buyers’ rights or remedies shall be exclusive of any other available right or remedy, and each remedy shall be cumulative and in addition to any other right or remedy of Buyers. Buyers shall be entitled to exercise their rights and remedies against you or any other NovaStar Entity in such order and to such extent as they, in their sole discretion, deem appropriate, without regard to the existence, availability, collectibility or pursuit of any rights or remedies they may have against third parties including, without limitation, guarantors and issuers of letters of credit. No course of dealing between you or any other NovaStar Entity and Buyers nor any delay on the part of Buyers in exercising any of their rights or remedies shall constitute a waiver thereof, and any such right or remedy may be exercised from time to time and as often as Buyers may determine.

3. Events of Default. The occurrence of any event or the existence of any condition which would entitle Buyers to exercise any rights or remedies in respect of a breach, default or repudiation pursuant to a Transaction Document shall constitute an “Event of Default” for purposes of this letter agreement.

4. Notices. (a) All notices required or permitted to be made under this letter agreement shall be effective upon actual receipt, shall be in writing and shall be delivered personally or by telex or other telegraphic means:

If to DB SP, at:

DB Structured Products, Inc.
60 Wall Street
New York, NY 10005
Attention:	Glenn Minkoff
Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

If to Aspen, at:

Aspen Funding Corp.
60 Wall Street
New York, NY 10005
Attention:	Glenn Minkoff
Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

If to Newport, at:

Newport Funding Corp.
60 Wall Street
New York, NY 10005
Attention:	Glenn Minkoff
Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

If to you, at the address set forth at the beginning of this letter agreement, Attention: Todd Phillips, (XXX) XXX-XXXX, Facsimile: (XXX) XXX-XXXX. Notice

delivered to you shall be deemed to be notice delivered to all NovaStar Entities for all purposes hereunder. Either party may change the address at which it is to receive notices under this letter agreement by sending notice thereof pursuant to this provision.

(b) You or any other NovaStar Entity shall promptly notify Buyers of the occurrence of any Event of Default, or of the occurrence of any event or existence of any condition which, with the passage of time or giving of notice, or both, would constitute an Event of Default.

5. Miscellaneous. (a) Notwithstanding anything contained in this letter agreement and except only as may be expressly set forth in Transaction Documents, Buyers do not agree and have not agreed to make any loans to you or to otherwise extend credit to you or for your account, and shall under no circumstances be required to deliver any Securities to you until full payment or acceptable security therefor shall have been received by Buyers.

(b) You and the other NovaStar Entities shall execute and deliver to Buyers such instruments and other writings including, without limitation, financing statements, and take such other action, all without cost or expense to Buyers, as Buyers may request to carry out the intent of and transactions contemplated by this letter agreement and the Transaction Documents.

(c) In case any one or more of the provisions contained in this letter agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

(d) This letter agreement shall not be assignable by the NovaStar Entities without the prior written consent of the Buyers. Buyers may assign this letter agreement at any time to an affiliate or in the event of an Event of Default to any third party upon providing written notice to any NovaStar Entity. At any other time, Buyers may assign this letter agreement to any third party with the consent of any NovaStar Entity which consent may not be unreasonably withheld, delayed or conditioned. The letter agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, shall not be changed except by a written instrument signed by all of the parties, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

[Signature page to follow]

Very truly yours,

DB STRUCTURED PRODUCTS, INC.

By:	/s/ Glenn Minkoff
Name:	Glenn Minkoff
Title:	Director

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Authorized Signatory

ASPEN FUNDING CORP.

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

NEWPORT FUNDING CORP.

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

ACCEPTED AND AGREED TO:

NOVASTAR FINANCIAL, INC.

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

NOVASTAR MORTGAGE, INC.

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

NOVASTAR CERTIFICATES FINANCING CORPORATION

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

NOVASTAR CERTIFICATES FINANCING LLC

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

HOMEVIEW LENDING, INC., as Seller

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

ACCELERON LENDING, INC., as Seller

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

EXHIBIT A

1.	Amended and Restated Master Repurchase Agreement dated as of January 5, 2007, among NovaStar Financial, Inc., NovaStar Mortgage, Inc., HomeView Lending, Inc., NovaStar Certificates Funding Corporation, NovaStar Certificates Financing LLC and Acceleron Lending, Inc., DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp.

2.	Receivable Loan and Security Agreement dated as of October 28, 2005 among DB Structured Products, Inc., NovaStar Mortgage, Inc. and NovaStar Financial, Inc.

3.	Master Repurchase Agreement dated as of August 2, 2006 among NovaStar Certificates Financing Corporation, NovaStar Certificates Financing LLC, NovaStar Mortgage, Inc., NovaStar Financial, Inc., DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp.

A-1